UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2025

NextTrip, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paseo del Sol
Santa Fe, New Mexico	87507
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (505) 438-2576

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NTRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information in Item 2.01 regarding the Purchase Agreement (as defined therein) is hereby incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 6, 2025, NextTrip, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with FSA Travel, LLC (“FSA”), John McMahon, as Majority Member, and the other members of FSA included on the signature page thereto (Mr. McMahon together with such other members, collectively the “FSA Members”). Pursuant to the Purchase Agreement, on February 10, 2025 (the “Initial Closing Date”), NextTrip purchased 9,608 membership units of FSA (equal to a 49% ownership stake in FSA immediately after closing) (the “Initial Interests”) in exchange for NextTrip’s (i) payment of $500,000 in cash and (ii) issuance of 161,291 shares of newly designated Series O Nonvoting Convertible Preferred Stock of the Company (“Series O Preferred”) to FSA. In connection with, and as a condition to, the Initial Closing, the Company entered into employment agreements with Mr. McMahon and Courtney May, each of whom became an employee of the Company as of the Initial Closing Date.

In addition, subject to satisfaction of the conditions discussed below, the Purchase Agreement provides the Company with an option (the “Option”), in its sole discretion, to purchase the remaining 51% of the membership units from the FSA Members within 60 days of the Initial Closing Date (the “Final Closing Date”), in exchange for (i) the payment by the Company to the FSA Members of an aggregate of $500,000 in cash and (ii) the issuance of an aggregate of 161,291 shares of Series O Preferred to the Members (the “Final Closing”). The Company’s Option is subject to, and contingent upon, satisfaction of the following conditions: (i) the continued employment of Mr. McMahon and Ms. May by the Company, subject to limited exceptions, (ii) the completion of a $2,000,000 capital raise by the Company, and (iii) the continued operation of FSA by FSA’s existing management until the Final Closing Date.

In addition to the above consideration, the Purchase Agreement provides that the Company shall make additional payments to the Members upon achievement of certain milestones, as follows:

1.	The payment of $100,000 in cash and the issuance of 32,258 shares of Series O Preferred at such time as FSA shall have Travel Bookings of Travel Products for five Groups by FSA, the commissions to FSA for which are scheduled to be collected after the Final Closing;

2.	The payment of $100,000 in cash and the issuance of 32,258 shares of Series O Preferred at such time as FSA shall have Travel Bookings of cruise related Travel Products, the gross cumulative cost of which to the customers is greater than or equal to $25,000 and the commissions for which are scheduled to collected after the Final Closing;

3.	The payment of $100,000 in cash and issuance of 32,258 shares of Series O Preferred at such time as FSA shall deliver of all necessary passcodes to allow NextTrip full remote access to the FSA booking engine for use by NextTrip; and

4.	The payment of $100,000 in cash and issuance 32,258 shares of Series O Preferred at such time as FSA shall have Travel Bookings for Travel Products, the cumulative gross cost of which to the customers is greater than or equal to $1 million and the commissions for which are scheduled to be collected after the Final Closing.

Notwithstanding the foregoing, FSA may replace any of the above milestones described in subsection (1), (2), or (3) above, for an additional $1.0 million in Travel Bookings in each instance as described in (4) above.

In the event that the Company does not exercise the Option, or the Final Closing does not occur for any reason other than default by the Members, FSA shall have a right of first refusal with respect to any sale, conveyance or other transfer of the Initial Interests by the Company.

The shares of Series O Preferred issued and issuable pursuant to the Purchase Agreement cannot be converted into shares of Company common stock unless and until the Company’s stockholders approve the conversion of Series O Preferred into shares of common stock in accordance with the listing rules of Nasdaq. Upon receipt of such approvals, the share of Series O Preferred outstanding as of such date shall automatically convert into shares of Company common stock, subject to applicable beneficial ownership limitations.

The Purchase Agreement contains customary representations, warranties, conditions to closing, and termination provisions.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the copy of the Purchase Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K (this Current Report”), which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 2.01 regarding the sale and issuance of the shares of Series O Preferred to FSA is hereby incorporated herein by reference.

The shares of Series O Preferred issued by the Company have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were issued to the recipient in a transaction exempt from registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. Accordingly, the shares of Series O Preferred constitute, and the shares of Company common stock underlying the shares of Series O Preferred, when issued upon conversion of the Series O Preferred shares, will constitute, “restricted securities” within the meaning of Rule 144 under the Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 6, 2025, the Company filed a Certificate of Designation of Series O Convertible Preferred Stock (the “Series O Certificate of Designation”) with the Secretary of State of the State of Nevada, designating 451,614 shares of the Company’s preferred stock as Series O Convertible Preferred Stock, par value $0.001 per share.

The terms and conditions set forth in the Series O Certificate of Designation are summarized below:

Ranking. The Series O Preferred rank pari passu to the Company’s common stock.

Dividends. Holders of Series O Preferred will be entitled to dividends, on an as-converted basis, equal to dividends actually paid, if any, on shares of Company common stock.

Voting. Except as provided by the Series O Certificate of Designation, or as otherwise required by the Nevada Revised Statutes, holders of Series O Preferred are not entitled to voting rights. However, the Company may not, without the consent of holders of a majority of the outstanding shares of Series O Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series O Preferred or alter or amend the Series O Certificate of Designation, (ii) amend its amended and restated articles of incorporation, amended and restated bylaws or other charter documents in any manner that adversely effects any rights of the holders of the Series O Preferred, or (c) enter into any agreement with respect to the foregoing.

Conversion. On the third business day after the date that the Company’s stockholders approve the conversion of Series O Preferred into shares of common stock in accordance with the listing rules of Nasdaq, each outstanding share of Series O Preferred shall automatically be converted into one share of Company common stock (subject to adjustment under certain limited circumstances) (the “Series O Conversion Ratio”), subject to beneficial ownership limitations.

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Series O Preferred will be entitled to participate, on an as-converted-to-common stock basis calculated based on the Series O Conversion Ratio (as defined in the Series O Certificate of Designation), with holders of Company common stock in any distribution of assets of the Company to holders of the Company’s common stock.

The foregoing summary of the Series O Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, the copy of the Series O Certificate of Designation attached as Exhibit 3.1 to this Report, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 6, 2025, the Company issued a press release announcing execution of the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On February 11, 2025, the Company issued a press release announcing consummation of the Initial Closing pursuant to the Purchase Agreement. A copy of the foregoing press release is furnished as Exhibit 99.2 to this Report and is incorporated by reference herein.

The information in this Report, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Forward-Looking Statements

This Report, including Exhibits 99.1 and 99.2 attached hereto, contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms “anticipates,” “expects,” “estimates,” “believes,” “will” and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements.

Forward-looking statements in this Report, including Exhibit 99.1 attached hereto, or hereafter, including in other publicly available documents filed with the Securities and Exchange Commission (the “Commission”), reports to the stockholders of the Company and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein and in such other documents filed with the Commission, each of which could adversely affect our business and the accuracy of the forward-looking statements contained herein. Our actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Membership Interest Purchase Agreement, by and among NextTrip, Inc., FSA Travel, LLC, John McMahon, as Majority Member, and the other Signatories thereto, dated February 6, 2025.
3.1	Certificate of Designation of Series O Nonvoting Convertible Preferred Stock.
99.1	Press Release, dated February 6, 2025.
99.2	Press Release, dated February 11, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

* Certain schedules and other similar attachments to this exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The registrant will provide a copy of such omitted documents to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTTRIP, INC.

Date: February 11, 2025	By:	/s/ William Kerby
	Name:	William Kerby
	Title:	Chief Executive Officer